We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Deferred Compensation Plan and Retirement (401-k) Savings Plan of Lone Star Steakhouse & Salon, Inc. of our report dated February 3, 2000, with respect to the consolidated financial statements of Lone Star Steakhouse & Saloon, Inc. included in its Annual Report (Form 10-K) for the year ended December 28, 1999, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP
                                        ---------------------
                                        Ernst & Young LLP


March 24, 2000
Kansas City, Missouri